CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[**].”

DATED 12 APRIL 2022

AG HEXAGON BV

AND

SMARTKEM LIMITED

ORIGINAL/COUNTERPART

RENEWAL LEASE BY REFERENCE

OF

THE WHOLE OF THE 8TH FLOOR, HEXAGON TOWER, MANCHESTER M98GP

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[**].”

GREENBERG TRAURIG, LLP

The Shard, Level 8

32 London Bridge Street

London SE1 9SG

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table of contents

1.	DEFINITIONS AND INTERPRETATION	1
2.	DEMISE AND RENT	2
3.	SAME TERMS	2
4.	COVENANTS	3
5.	previous lease	3
6.	TENANT’s option to determine	3
7.	statutory compensation	3
8.	COUNTERPARTS	4
9.	JURISDICTION	4

SCHEDULE 1 – VARIATIOns TO THE PREVIOUS LEASE	7
annexure 1	9
COPY OF THE PREVIOUS lease	9
pLAN 1	10

CONTENTS

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THIS LEASE is dated	12 April 2022

BETWEEN:

(1)

AG HEXAGON B.V. (incorporated and registered in the Netherlands under company registration number 64764192), the registered office of which is at 8 Sackville Street, London, United Kingdom, W1S 3DG ("Landlord")

(2)

SMARTKEM LIMITED (incorporated and registered in England and Wales under company registration number 06652152), the registered office of which is at Manchester Technology Center Hexagon Tower, Delaunays Road, Blackley, Manchester, England, M9 8GQ ("Tenant")

(A)	The Landlord is the freehold owner of the Property.
(B)	The residue of the term of the Previous Lease is vested in the Tenant.
(C)	The Landlord has agreed to grant a new lease of the Property to the Tenant on the terms set out in this lease.

IT IS AGREED that:

1.	DEFINITIONS AND INTERPRETATION

In this Lease the following words and expressions shall have the following:

"1995 Act" means the Landlord and Tenant (Covenants) Act 1995;

"Base Rate" means the base rate for the time being of Barclays Bank Plc, or any other bank as the Landlord may from time to time nominate, or, if base rates cease to be published, such other rate of interest as the Landlord (acting reasonably) shall from time to time specify;

"Basic Rent" means the sum of [**] per annum (excluding VAT);

“Break Date” means 16 April 2024;

"Incorporated Terms" means all of the terms, requirements, covenants and conditions contained in the Previous Lease:

(a)	including without limitation:
(i)	the definitions and rules of interpretation in the Previous Lease;
(ii)	the tenant covenants in the Previous Lease except those specifically excluded in part (b) below;
(iii)	the agreements and declarations contained in the Previous Lease;
(iv)	the rights granted and reserved by the Previous Lease (including the right of re-entry); and
(v)	the third party rights, restrictions and covenants affecting the Premises ;
(b)	but excluding:
(i)	the term granted by the Previous Lease;

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(ii)	the rent reserved by the Previous Lease; and
(iii)	any other terms of the Previous Lease which are specifically excluded or which have been varied by this Lease;
(c)	and as specifically varied by clause 3 of this Lease;

"Interest Rate" means 4% above the Base Rate;

"Premises" means the land edged red on Plan 1 annexed to the Previous Lease and more fully defined in schedule 1 of the Previous Lease;

"Previous Lease" means a lease dated 16 April 2019 made between (1) AG Hexagon B.V. and (2) Smartkem Limited by which the Premises were demised to the Tenant for a term of 3 years from 16 April 2019, a copy of which is annexed to this Lease;

"Rent Commencement Date" means 16 April 2022;

"Rents" means the rents payable by the Tenant as referred to in clause 2; and

"Term" means a term commencing on the 16 April 2022 and expiring on 15 April 2025.

2.	DEMISE AND RENT
2.1	The Landlord lets the Premises to the Tenant for the Term reserving to the Landlord the following sums:
2.1.1

subject to Clauses 2.1.2 to 2.1.4 of this Lease, the Basic Rent payable by equal quarterly payments in advance on the usual quarter days in every year, and proportionately for any period of less than a year, the first such payment, being a proportionate sum for the period from and including the Rent Commencement Date to and including the day before the next quarter day after that date, to be paid on the Rent Commencement Date;

2.1.2	the Basic Rent for the period from and including 16 April 2022 to and including 15 August 2022 payable by the Tenant to the Landlord shall be reduced to £[**] per annum (excluding VAT);
2.1.3	the Basic Rent for the period from and including 16 April 2023 to and including 15 June 2023 payable by the Tenant to the Landlord shall be reduced £[**] per annum (excluding VAT); and
2.1.4	all other sums due and payable in accordance with the terms of the Previous Lease.
2.2	The Landlord grants to the Tenant the rights granted by the Previous Lease.
2.3	The Landlord excepts and reserves to itself the matters excepted and reserved by the Previous Lease.
3.	SAME TERMS

This Lease is made upon the Incorporated Terms subject to the modifications set out in this Lease (including Schedule 1).

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4.	COVENANTS
4.1	The Tenant covenants with the Landlord during the Term to observe and perform all the covenants and conditions on its part contained in the Incorporated Terms.
4.2	The Landlord covenants with the Tenant during the Term to observe and perform all the covenants and conditions on its part contained in the Incorporated Terms.
5.	previous lease
5.1	The Tenant will remain liable for any outstanding obligations (including excess service charge liability) under the Previous Lease notwithstanding the expiry of its term.
5.2

If the Landlord so requires the Tenant will remove any alterations carried out by the Tenant during the term of the Previous Lease (including anything fixed to the Premises and any partitioning erected) or during any period of occupation by the Tenant or any predecessor of the Tenant under a previous lease or tenancy) and make good any damage caused by that removal at the expiry of the term of this Lease.

6.	TENANT’s option to determine
6.1	The Tenant may bring this Lease to an end on the Break Date by giving not less than six (6) months prior written notice to the Landlord provided that at the expiry of such notice (the "Break Notice"):
6.1.1	there are no rent arrears of any rents reserved by or any other sums payable under this Lease (or the Previous Lease):
6.1.2	there is no outstanding breach of any of the Tenant's covenants;
6.1.3	the Tenant has vacated the Premises and there are no continuing sub-leases or other parties in occupation of the Premises; and
6.1.4	the Tenant has paid to the Landlord in cleared funds the sum of £14,618.10 (exclusive of VAT).
6.2

The Break Notice shall have no effect if the conditions in Clause 6.1.1 to and including 6.1.3 are not satisfied at the date of expiry of the Break Notice provided that the Landlord may waive all or any of such conditions by giving notice to the Tenant at any time.

6.3

On the date of termination of the Lease pursuant to valid service of the Break Notice by the Tenant, the Tenant will give up occupation of the Premises and remove all items and equipment other than Landlord’s fixtures and the Term will expire but the parties will still be able to bring claims against each other if any of their respective obligations are outstanding at the time.

6.4

Within 21 days of the termination of the Term, the Landlord shall repay to the Tenant any monies paid by the Tenant in so far as the same are attributable to the period after (but not including) the Break Date provided that the Landlord shall be entitled (acting at all times properly and reasonably) to set off any sums due and outstanding from the Tenant to the Landlord pursuant to this Lease and relating to any period prior to the Break Date.

7.	statutory compensation

The Tenant shall not be entitled on quitting the Premises to any compensation under section 37

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Landlord and Tenant Act 1954 (as amended).

8.	COUNTERPARTS

The parties agree that this Lease may be executed in a number of counterparts each of which shall constitute an original and all the counterparts together shall constitute the same agreement.

9.	JURISDICTION

This Lease shall be governed by and interpreted in accordance with English Law and the parties irrevocable submit to the exclusive jurisdiction of the English Courts.

EXECUTION

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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Executed as a Deed by

As attorney for	)
SMARTKEM LIMITED	)
Under a power of attorney in the presence of:	)	/s/ Robert Bahns
two Directors or	)
one Director in the presence of a witness	)	SMARTKEM LIMITED

Witness

Name of Witness
Address

Occupation

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AG HEXAGON B.V.

EXECUTED as a deed by AG HEXAGON B.V. being a company incorporated in the Netherlands, acting by Simon Hoad and Richard O’Boyle being persons who, in accordance with the laws of that territory are acting under the authority of the Company:

) ) ) ) ) )	[Signature in name of company] /s/ Simon Hoad [Signature of Authorised Signatory] /s/ Richard O’Boyle [Signature of Authorised Signatory]

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SCHEDULE 1 – VARIATIONS TO THE PREVIOUS LEASE

1.	The following new definitions shall be added to clause 1.1 of the Previous Lease as follows:
1.1.	"Environmental Management Plan" means any environmental management plan for the Building which may, without limitation, include reasonable annual targets for:
(a)	the reduction of energy consumption, carbon emissions, water use and waste at the Building;
(b)	the increase (where possible) of the use of plant and equipment based on renewable technologies, renewable energy, recycled water and captured rainwater for the Building;
(c)	the increase (where possible) of recycling of waste; and
(d)	other measures which it is practical to adopt in order to improve the environmental performance of the Building;

provided that the plan and such targets shall have due regard to economic viability;

1.2.

"Environmental Rating System" means any rating system adopted from time to time by the Landlord (acting reasonably) for the purpose of measuring the environmental efficiency and/or performance of the Premises or the Building;

2.	The following new clause 1.2.5 shall be added to the Previous Lease:

"references to "sustainable" and "sustainability" shall:

(a)	require (without limitation) regard to be had to the sourcing, specification, performance, recycling and suitability for purpose of any materials, processes or methodology; and
(b)	the question of whether something is sustainable shall be judged at the time the issue arises and not according to that word's meaning at the date of this Lease.

Any covenants on the part of the Tenant contained in this Lease shall be deemed to apply to the Tenant’s full period of occupation of the Premises, whether pursuant to this Lease or during any prior period of occupation by the Tenant, including during the terms of the Previous Lease."

3.	Clause 3.12.4 of the Previous Lease shall be deleted and the following new clause shall be included in its place:

"Where the Tenant is making alterations which are permitted by the Landlord or by the provisions of this clause 3.12, which may have a material and adverse effect on:

(a)	the asset rating in any existing EPC; or
(b)	the rating of the Premises and/or the Building under any Environmental Rating System; or
(c)	the efficiency of the use of energy or water within the Premises or the Building,

to provide such information as the Landlord may reasonably require to enable the Landlord to ascertain the effects of such alterations and to have due regard to any reasonable policy from time to time adopted by the Landlord in relation to environmentally responsible property management and the Environmental Management Plan and or any suggestions the Landlord makes to minimise or, if possible, avoid any such material and adverse effect which the

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alterations may otherwise have."

4.	A new clause 3.12.9 shall be added to the Previous Lease to read as follows:

"If the Tenant carries out alterations which necessitate the provision of a new EPC, to obtain a new EPC at its own cost (with Landlord consent) and to provide a copy of such EPC to the Landlord."

5.	A new clause 3.35 shall be added to the Previous Lease to read as follows:
"3.35.1	To observe any reasonable regulations made by the Landlord and notified in writing to the Tenant having as their object sustainability and/or energy, water and/or waste efficiency.
3.35.2

To use reasonable endeavours to ensure that refuse comprising glass, metal cans, card, paper or non-contaminated plastic is recycled in accordance with any recycling scheme which may be operated by the Landlord."

6.	A new clause 5.12 shall be added to the Previous Lease to read as follows

"The Landlord and the Tenant shall co-operate with each other by the Tenant providing to the Landlord whatever information the Landlord reasonably requests relating to the energy and water consumption and waste management statistics for the Premises and by the Landlord providing to the Tenant whatever information the Tenant reasonably requests (but only at reasonable intervals) relating to such statistics for the Common Parts, in all cases on such terms as the parties may reasonably agree."

7.	The following paragraphs shall be added as new paragraphs to Schedule 3 of the Previous Lease:
"9.

The right to take reasonable steps to review any Environmental Rating System or to review or measure water use, waste production or waste management, save where up to date information in this respect has already been provided to the Landlord by the Tenant;

10.

The right to carry out works which are aimed at the more effective management of or improving the efficiency of energy or water use or waste production or for setting up and managing recycling schemes (provided that such works cause as little disruption as reasonably possible and when complete do not adversely affect the Tenant's beneficial use and occupation of the Premises);

11.

The right to undertake any measurements required for any Environmental Rating System or undertaking an air conditioning inspection, and for such purposes the right to carry out the necessary tests on Conducting Media and any other plant and machinery in the Premises."

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annexure 1

COPY OF THE PREVIOUS lease

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PLAN 1

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